Exhibit 10.12

EXECUTION COPY

TERRAN ORBITAL CORPORATION

RESTRICTED STOCK UNITS AGREEMENT

(U.S. Participants)

Terran Orbital Corporation, a Delaware corporation (the “Company”), has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement (the “Agreement”) is attached an Award (as defined in the Plan) consisting of Restricted Stock Units (each a “Unit”) subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Amended and Restated Terran Orbital Corporation 2014 Equity Incentive Plan, as amended (the “Plan”), the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, and the Plan, (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.
Definitions and Construction.
1.1.
Definitions. Capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan unless otherwise defined herein or as follows:
1.1.1.
“Initial Public Offering” means either (i) the closing of the initial underwritten public offering of securities of the class of equity securities then subject to the Award pursuant to an effective registration statement filed under the Securities Act or (ii) the closing of an acquisition of the Company by a special purpose acquisition company whose shares are publicly traded on a national stock exchange.
1.1.2.
“Liquidity Event Date” means the date of satisfaction of the Liquidity Event Condition (as defined in the Grant Notice).
1.1.3.
“Units” mean the Restricted Stock Units granted pursuant to the Award, as adjusted from time to time pursuant to Section 9.
1.2.
Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.
Administration.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Administrator. All such determinations by the Administrator shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Administrator in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any person designated by the Board as an officer of the Company (an “Officer”) shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.
The Award.
3.1.
Grant of Units. On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the Total Number of Units set forth in and defined in the Grant Notice, subject to adjustment as provided in Section 9. Each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) Share.
3.2.
No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or Shares issued upon settlement of the Units, the consideration for which shall be past services actually rendered or future services to be rendered to the Company, a Parent or Subsidiary (each, as defined in the Plan) or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to the Company, a Parent or Subsidiary or for its benefit having a value not less than the par value of the Shares issued upon settlement of the Units.
3.3.
Termination of the Award. The Award shall terminate upon the first to occur of (a) the date of termination of the Participant’s Continuous Service for Cause (each, as defined in the Plan) prior to the applicable Vesting Date (as defined in and set forth in the Grant Notice) and, to the extent unvested, on the date of the termination of the Participant’s Continuous Service other than for Cause, (b) the Expiration Date (as defined in the Grant Notice) if the Liquidity Event Date has not yet occurred on or before the Expiration Date, (c) a Change in Control (as defined in the Plan) to the extent the Award is settled in connection with the Change in Control as contemplated under Section 13(c) of the Plan, or (d) the final settlement of all Units that vest and become non-forfeitable pursuant to the terms and conditions of the Grant Notice in accordance with Section 5.
4.
Vesting of Units; Termination of Continuous Service.
4.1.
Normal Vesting. Units acquired pursuant to this Agreement shall vest and become non-forfeitable as provided in the Grant Notice. For purposes of determining the number of Units that vest and become non-forfeitable following a Change in Control, credited Continuous Service shall include all service with the Company, a Parent or Subsidiary at the time service is rendered.

4.2.
Termination of Continuous Service for Cause. If the Participant’s Continuous Service is terminated for Cause at any time prior to the applicable Vesting Date, then all Units subject to the Award shall be forfeited and automatically canceled immediately upon the Participant’s termination of Continuous Service, notwithstanding that the Participant may have satisfied the Service Condition (as defined in the Grant Notice) with respect to all or a portion of the Units or the Liquidity Event Condition with respect to the Award.
4.3.
Termination of Continuous Service other than for Cause. If the Participant’s Continuous Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability (as defined in the Plan)), then the Participant shall forfeit to the Company any Units pursuant to the Award which remain unvested as of the date of the Participant’s termination of Continuous Service other than for Cause.
5.
Settlement of the Award.
5.1.
Issuance of Shares. Subject to the provisions of Section 6.3, the Company shall issue one (1) Share to the Participant within thirty (30) days of the applicable Vesting Date with respect to each Unit that vests and becomes non-forfeitable on such date (such date of settlement, an “Original Settlement Date”); provided, however, that if the tax withholding obligations of the Company, a Parent or Subsidiary, if any, will not be satisfied by the share withholding method described in Section 6.3 and the Original Settlement Date would occur on a date on which a sale by the Participant of the Shares to be issued in settlement of the Units that vested and became non-forfeitable would violate the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors (as defined in the Plan), Officers, Employees (as defined in the Plan) or other service providers who may possess material, nonpublic information regarding the Company or its securities (the “Trading Compliance Policy”), then the Settlement Date for such vested Units shall be deferred until the next day on which the sale of such shares would not violate the Trading Compliance Policy, but in any event, shall be on or before the fifteenth (15th) day of the third calendar month following calendar year of the Original Settlement Date. Shares issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 6.3, Section 7 or the Company’s Trading Compliance Policy.
5.2.
Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all Shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such Shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the Shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
5.3.
Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of Shares upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
5.4.
Fractional Shares. The Company shall not be required to issue fractional Shares upon the settlement of the Award.
6.
Tax Withholding.
6.1.
In General. At the time the Grant Notice is executed, or at any time thereafter as requested by the Company, a Parent or Subsidiary, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Company, a Parent or Subsidiary, if any, which arise in connection with the Award, the vesting of Units or the issuance of Shares in settlement thereof. The Company shall have no obligation to deliver Shares until the tax withholding obligations of the Company, a Parent or Subsidiary have been satisfied by the Participant.
6.2.
Assignment of Sale Proceeds. Subject to compliance with applicable law and the Company’s Trading Compliance Policy, if permitted by the Company, the Participant may satisfy the Company’s, a Parent’s or Subsidiary’s tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of Units.
6.3.
Withholding in Shares. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of the Company’s, a Parent’s or Subsidiary’s tax withholding obligations by deducting from the Shares otherwise deliverable to the Participant in settlement of the Award a number of whole Shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates if required to avoid liability classification of the Award under generally accepted accounting principles in the United States. Any determination by the Company with respect to whether to permit the withholding of Shares to satisfy the tax withholding obligation shall be made by the Administrator if the Participant is subject to Section 16 of the Exchange Act.
7.
Effect of Change in Control.

In the event of a Change in Control, the Award shall be subject to and treated as set forth in Section 13 of the Plan and any applicable provisions of the Grant Notice.

8.
Right of First Refusal.
8.1.
Grant of Right of First Refusal. Except as provided in Section 8.7, in the event, prior to an Initial Public Offering, the Participant, the Participant’s legal representative, or other holder of Shares acquired upon settlement of the Award proposes to sell, exchange, transfer, pledge, or otherwise dispose of any such Shares (the “Transfer Shares”) to any person or entity, including, without limitation, any stockholder of the Company, a Parent or Subsidiary, the Company shall have the right to repurchase the Transfer Shares under the terms and subject to the conditions set forth in this Section (the “Right of First Refusal”).
8.2.
Notice of Proposed Transfer. Prior to any proposed transfer of the Transfer Shares, the Participant shall deliver written notice (the “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of Transfer Shares, the name and address of the proposed transferee (the “Proposed Transferee”) and, if the transfer is voluntary, the proposed transfer price, and containing such information necessary to show the bona fide nature of the proposed transfer. In the event of a bona fide gift or involuntary transfer, the proposed transfer price shall be deemed to be the Fair Market Value of the Transfer Shares, as determined by the Board in good faith. If the Participant proposes to transfer any Transfer Shares to more than one Proposed Transferee, the Participant shall provide a separate Transfer Notice for the proposed transfer to each Proposed Transferee. The Transfer Notice shall be signed by both the Participant and the Proposed Transferee and must constitute a binding commitment of the Participant and the Proposed Transferee for the transfer of the Transfer Shares to the Proposed Transferee subject only to the Right of First Refusal.
8.3.
Bona Fide Transfer. If the Company determines that the information provided by the Participant in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company shall give the Participant written notice of the Participant’s failure to comply with the procedure described in this Section 8, and the Participant shall have no right to transfer the Transfer Shares without first complying with the procedure described in this Section 8. The Participant shall not be permitted to transfer the Transfer Shares if the proposed transfer is not bona fide.
8.4.
Exercise of Right of First Refusal. If the Company determines the proposed transfer to be bona fide, the Company shall have the right to purchase all, but not less than all, of the Transfer Shares (except as the Company and the Participant otherwise agree) at the proposed transfer price and on the terms set forth in the Transfer Notice by delivery to the Participant of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company’s exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice shall not affect the Company’s right to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Participant or issued by a person other than the Participant with respect to a proposed transfer to the same Proposed Transferee. If the Company exercises the Right of First Refusal, the Company and the Participant shall thereupon consummate the sale of the Transfer Shares to the Company on the terms set forth in the Transfer Notice within sixty (60) days after the date the Transfer

Notice is delivered to the Company (unless a longer period is offered by the Proposed Transferee); provided, however, that in the event the Transfer Notice provides for the payment for the Transfer Shares other than in cash, the Company shall have the option of paying for the Transfer Shares by the present value cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company. For purposes of the foregoing, cancellation of any indebtedness of the Participant to the Company, a Parent or Subsidiary shall be treated as payment to the Participant in cash to the extent of the unpaid principal and any accrued interest canceled. Notwithstanding anything contained in this Section to the contrary, the period during which the Company may exercise the Right of First Refusal and consummate the purchase of the Transfer Shares from the Participant shall terminate no sooner than the completion of a period of eight (8) months following the date on which the Participant acquired the Transfer Shares.
8.5.
Failure to Exercise Right of First Refusal. If the Company fails to exercise the Right of First Refusal in full (or to such lesser extent as the Company and the Participant otherwise agree) within the period specified in Section 8.4, the Participant may conclude a transfer to the Proposed Transferee of the Transfer Shares on the terms and conditions described in the Transfer Notice, provided such transfer occurs not later than ninety (90) days following delivery to the Company of the Transfer Notice or, if applicable, following the end of the period described in the last sentence of Section 8.4. The Company shall have the right to demand further assurances from the Participant and the Proposed Transferee (in a form satisfactory to the Company) that the transfer of the Transfer Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Shares shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Participant, shall again be subject to the Right of First Refusal and shall require compliance by the Participant with the procedure described in this Section.
8.6.
Transferees of Transfer Shares. All transferees of the Transfer Shares or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such Transfer Shares or interest therein subject to all of the terms and conditions of this Agreement, including this Section 8 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any Shares shall be void unless the provisions of this Section are met.
8.7.
Transfers Not Subject to Right of First Refusal. The Right of First Refusal shall not apply to any transfer or exchange of the Shares if such transfer or exchange is in connection with a Change in Control. If the consideration received pursuant to such transfer or exchange consists of Shares, such consideration shall remain subject to the Right of First Refusal unless the provisions of Section 8.9 result in a termination of the Right of First Refusal.
8.8.
Assignment of Right of First Refusal. The Company shall have the right to assign the Right of First Refusal at any time, whether or not there has been an attempted transfer, to one or more persons as may be selected by the Company.

8.9.
Early Termination of Right of First Refusal. The other provisions of this Agreement notwithstanding, the Right of First Refusal shall terminate and be of no further force and effect upon the existence of a public market for the class of shares subject to the Right of First Refusal. A “public market” shall be deemed to exist if (i) such shares are listed on a national securities exchange (as that term is used in the Exchange Act) or (ii) such shares are traded on the over‑the‑counter market and prices therefor are published daily on business days in a recognized financial journal.
9.
Adjustments for Changes in Capital Structure.

In the event of a change in the capital structure of the Company, the Award shall be subject to and treated as set forth in Section 13(a) of the Plan.

10.
Rights as a Stockholder, Director, Employee or Consultant.

The Participant shall have no rights as a stockholder with respect to any Shares which may be issued in settlement of this Award until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company, a Parent or Subsidiary and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Continuous Service of the Company, a Parent or Subsidiary or interfere in any way with any right of the Company, a Parent or Subsidiary to terminate the Participant’s Continuous Service at any time.

11.
Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Shares issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

11.1.
“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

11.2.
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND REPURCHASE OPTIONS IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.”
12.
Compliance with Section 409A.

It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in compensation that constitutes nonqualified deferred compensation within the meaning of Section 409A (“Section 409A Deferred Compensation”) shall comply in all respects with the applicable requirements of Section 409A of the Code (“Section 409A”) (including applicable regulations or other administrative guidance thereunder, as determined by the Administrator in good faith) to avoid the unfavorable tax consequences provided therein for non‑compliance. In connection with effecting compliance with or an exemption from Section 409A, the following shall apply:

12.1.
Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Continuous Service which constitutes Section 409A Deferred Compensation shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”). Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no Section 409A Deferred Compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh (7th) month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.
12.2.
Other Changes in Time of Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.
12.3.
Installment Payments. It is the intent that any right of Participant to receive installment payments (within the meaning of Section 409A) with respect to the Units subject to this Agreement shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.
12.4.
Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with or be exempt from the Section 409A Regulations without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, a Parent or Subsidiary and each of their respective directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.
12.5.
Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.
13.
Lock-Up Agreement.

The Participant hereby agrees that in the event of any underwritten public offering of Shares, including an initial public offering of Shares, made by the Company pursuant to an effective registration statement filed under the Securities Act, the Participant shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any Shares of the Company or any rights to acquire Shares of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time may not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering; or, upon the request of the Company or the underwriter, such longer period as necessary to permit compliance with FINRA Rule 2241 or any successor provisions or amendments thereto. The foregoing limitation will not apply to Shares registered in the public offering under the Securities Act. The Participant hereby agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within a reasonable timeframe if so requested by the Company.

14.
Restrictions on Transfer of Shares.

At any time prior to the existence of a public market for the Shares, the Board may prohibit the Participant and any transferee of such Participant from selling, transferring, assigning, pledging, or otherwise disposing of or encumbering any Shares acquired pursuant to the Award (each, a “Transfer”) without the prior written consent of the Board. The Board may withhold consent for any reason, including without limitation any Transfer (i) to any individual or entity identified by the Company as a potential competitor or considered by the Company to be unfriendly, or (ii) if such Transfer increases the risk of the Company having a class of security held of record by such number of persons as would require the Company to register any class of securities under the Exchange Act; or (iii) if such Transfer would result in the loss of any federal or state securities law exemption relied upon by the Company in connection with the initial issuance of such Shares or the issuance of any other securities; or (iv) if such Transfer is facilitated in any manner by any public posting, message board, trading portal, Internet site, or similar method of communication, including without limitation any trading portal or Internet site intended to facilitate secondary transfers of securities; or (v) if such Transfer is to be effected in a brokered transaction; or (vi) if such Transfer would be of less than all of the Shares then held by the stockholder and its affiliates or is to be made to more than a single transferee. No Shares acquired pursuant to this Award may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Participant), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law in any manner which violates any of the provisions of this Agreement, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any Shares which will have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares will have been so transferred.

15.
Miscellaneous Provisions.
15.1.
Termination or Amendment. The Plan or this Agreement may be amended or terminated pursuant to the terms of Section 4 or Section 17 of the Plan or as otherwise permitted under this Agreement; provided, however, that except as provided in Section 7 of this Agreement or Section 13 of the Plan in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A. No amendment or addition to this Agreement shall be effective unless in writing.
15.2.
Nontransferability of the Award. Prior to the issuance of Shares on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution and, for so long as the Company is relying on an order of the Securities and Exchange Commission (the “SEC”) under Section 12(h) of the Exchange Act or a no-action position of the Staff of the SEC relieving the Company from registration under Section 12(g) of the Exchange Act of the Units and the Shares subject thereto, the restrictions on transfer provided by Rule 12h-1(f) under the Exchange Act that would apply were the Units subject to such rule (including the requirement under such rule that any permitted transferee may not further transfer the Units). No Units subject to this Award, or the Shares underlying such Units, shall, prior to the settlement of the Units, be subject to any short position, “put equivalent position” or “call equivalent position” by the Participant, as such terms are defined in Rule 16a-1 under the Exchange Act, until the Company becomes subject to Section 13 or Section 15(d) of the Exchange Act or is no longer relying on such SEC order or SEC Staff no action position. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
15.3.
Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

15.4.
Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
15.5.
Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company, a Parent or Subsidiary, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
15.5.1.
Description of Electronic Delivery and Signature. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. Any and all such documents and notices may be electronically signed.
15.5.2.
Consent to Electronic Delivery and Signature. The Participant acknowledges that the Participant has read Section 15.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 15.5(a). The Participant agrees that any and all such documents requiring a signature may be electronically signed and that such electronic signature shall have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third-party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 15.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 15.5(a).
15.6.
Integrated Agreement. The Grant Notice, this Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and the Company, a Parent or

Subsidiary with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company, a Parent or Subsidiary with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.
15.7.
Applicable Law. This Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.
15.8.
Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.